EXHIBIT 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES QUARTERLY DIVIDEND

January 27, 2022

Contact: Kathleen J. Chappell, Executive Vice President and CFO540-955-2510

kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 27, 2022) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, declared a regular cash dividend on January 26, 2022, of $0.28 per common share payable February 18, 2022 to shareholders of record on February 7, 2022.

The Bank of Clarke County offers a broad range of commercial banking, retail banking and trust and investment services through 12 bank branches located throughout Clarke and Frederick Counties, as well as the City of Winchester, Towns of Purcellville and Leesburg and Ashburn, VA. The Company’s common stock trades on the OTC Markets Group’s OTCQX Market under the symbol EFSI.